Exhibit 99.1

THE PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF

DATA DOMAIN, INC.

Data Domain, Inc.

Special Meeting of Stockholders

[          ] 2009

The undersigned stockholder(s) of Data Domain, Inc., a Delaware corporation, hereby acknowledges receipt of the Proxy Statement/Prospectus, dated [          ], 2009, and hereby appoints Frank Slootman and Michael P. Scarpelli, and each of them, Proxies and Attorneys-in-Fact, each with full power of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the special meeting of stockholders of Data Domain, Inc. to be held at Data Domain’s corporate headquarters at 2421 Mission College Blvd., Santa Clara, CA 95054 on [          ] [          ], local time, and at any adjournment or postponement thereof, and to vote all shares of Data Domain common stock which the undersigned would be entitled to vote if personally present on any of the following matters described in this proxy statement/prospectus.

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YOUR VOTE IS IMPORTANT!

Please mark, sign and date your proxy card and return it promptly in the enclosed envelope.

Please mark your votes as indicated in this example ☑

1. To adopt the Agreement and Plan of Merger, dated as of May 20, 2009, by and among NetApp, Inc., Kentucky Merger Sub One Corporation, Derby Merger Sub Two LLC and Data Domain, Inc., as the agreement may be amended from time to time (the “Merger Proposal”)	FOR ☐	AGAINST ☐	ABSTAIN ☐
2. To approve the adjournment or postponement of the special meeting, if necessary, to solicit additional proxies, in the event that there are not sufficient votes at the time of the special meeting to approve the Merger Proposal.	FOR ☐	AGAINST ☐	ABSTAIN ☐

This proxy should be marked, dated and signed by each stockholder exactly as such stockholder’s name appears hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. A corporation is requested to sign its name by its President or other authorized officer, with the office held designated. If shares are held by joint tenants or as community property, both holders should sign.

THIS PROXY WILL BE VOTED AS DIRECTED. IN THE ABSENCE OF DIRECTION, THIS PROXY WILL BE VOTED IN FAVOR OF (i) APPROVE THE MERGER PROPOSAL, AND (ii) THE ADJOURNMENT OR POSTPONEMENT OF THE DATA DOMAIN SPECIAL MEETING, IF NECESSARY, TO SOLICIT ADDITIONAL PROXIES, IN THE EVENT THAT THERE ARE NOT SUFFICIENT VOTES AT THE TIME OF THE SPECIAL MEETING TO APPROVE THE MERGER PROPOSAL.

WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING OF STOCKHOLDERS IN PERSON, TO ENSURE YOUR REPRESENTATION AT THE SPECIAL MEETING, PLEASE MARK, SIGN AND DATE THIS PROXY AND RETURN IT AS PROMPTLY AS POSSIBLE.

Signature(s)	Dated,

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